EXHIBIT 32
Certification
     On August 13, 2008, Questcor Pharmaceuticals, Inc. filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Form 10-Q”) with the Securities and Exchange Commission. Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certify, to such persons’ knowledge, that:
(i) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2008	/s/ Don M. Bailey
Don M. Bailey
Chief Executive Officer

/s/ George Stuart
George Stuart
Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.